EXHIBIT 99.1

Pro Forma Financial Information

REPUBLIC RESOURCES, INC.
INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

        The accompanying unaudited pro forma financial statements and related notes are presented to reflect the sale of substantially all of Republic’s oil and gas assets, including the exchange of Republic’s outstanding Debentures for: a) the Harken common stock received in the sale; and b) the issuance of an additional 1,000,000 shares of Republic common stock. In addition, the unaudited pro forma financial statements reflect the exchange of all the outstanding Series C Preferred, including accrued and unpaid dividends, for 3,400,000 shares of Republic common stock, which was completed February 11, 2002.

        Under the sale to Harken, the Company was entitled to a potential Contingent Payment based on the success of future exploration activities of certain undeveloped oil and gas properties in Jackson County, Texas. The value of the Contingent Payment cannot be estimated with any certainty at this time and therefore no value has been included in the pro forma financial information. The Company assigned the rights to the Contingent Payment to the former holders of the Series C Preferred as part of the exchange agreement with these holders.

        The unaudited pro forma balance sheet reflects the sale of the assets, the Debenture exchange and the preferred stock exchange as if the effective and closing date of these transactions occurred on December 31, 2001.

        The unaudited pro forma statement of operations prepared for the year ended December 31, 2001 illustrates the effects of the sale, the Debenture exchange and the preferred stock exchange as if the effective and closing date had occurred on January 1, 2001. The unaudited pro forma financial statements do not purport to be indicative of the financial position or results of operations of Republic had the sale and exchanges occurred on the dates mentioned above, nor are the unaudited pro forma financial statements necessarily indicative of the future financial position or results of operations of Republic.

        The historical financial information contained herein was taken from the audited financial statements included in Republic’s annual report on Form 10-KSB/A for the fiscal year ended December 31, 2001. The unaudited pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of Republic included in the Form 10-KSB/A as filed with the Securities and Exchange Commission.

REPUBLIC RESOURCES INC.
PRO FORMA BALANCE SHEET
DECEMBER 31, 2001

                                                                      Adjustments
                                                                      For Purchase      Pro Forma
                                                       December 31,     & Sale         December 31,
                                                           2001        Agreement          2001
                                                       -----------    ------------     -----------
                                                                                       (Unaudited)
Assets
Current Assets:
    Cash and equivalents ...........................   $    739,456    $     --      $    739,456
    Trade receivables, net .........................        206,540          --           206,540
    Prepaid expenses and other .....................          8,993          --             8,993
                                                       ------------    -----------   ------------
             Total current assets ..................        954,989          --           954,989

Oil and Gas Properties, at cost (full cost method):
    Unevaluated properties .........................        129,292          --           129,292
    Costs being amortized ..........................     24,665,489    (24,665,489)A         --
                                                       ------------    -----------   ------------
             Total oil and gas properties ..........     24,794,781          --           129,292
    Less accumulated amortization and impairment ...    (20,819,989)    20,819,989 A         --
                                                       ------------    -----------   ------------
             Net oil and gas properties ............      3,974,792          --           129,292

Other Assets:
    Office equipment and vehicle ...................        112,575          --           112,575
    Less accumulated depreciation ..................        (97,480)         --           (97,480)
                                                       ------------    -----------   ------------
             Net office equipment and vehicle ......         15,095          --            15,095
    Debt issuance and debt restructuring costs .....         61,363        (61,363)           --
    Deposits and other .............................         53,633          --            53,633
                                                       ------------    -----------   ------------
             Total other assets ....................        130,091        (61,363)        68,728

Total Assets .......................................   $  5,059,872    $(3,906,863)  $  1,153,009
                                                       ============    ===========   ============
Current Liabilities:
    Current maturities of long-term debt ...........   $      7,496    $     --      $      7,496
    Accounts payable, trade ........................        325,607          --           325,607
    Accrued preferred stock dividends ..............        124,379       (124,379)B          --
    Accrued expenses ...............................        111,031          --           111,031
                                                       ------------    -----------   ------------
             Total current liabilities .............        568,513       (124,379)       444,134
Long-Term Debt, less current maturities: ...........      2,647,512     (2,645,500)A        2,012
                                                       ------------    -----------   ------------
             Total liabilities .....................      3,216,025     (2,769,879)       446,146
                                                       ------------    -----------   ------------
Redeemable Preferred Stock .........................      4,975,150     (4,975,150)B          --

Total Other Stockholders' Equity ...................     (3,131,303)     3,838,166 B      706,863
                                                       ------------    -----------   ------------
Total Liabilities And Stockholders' Equity .........   $  5,059,872    $(3,906,863)  $  1,153,009
                                                       ============    ===========   ============

REPUBLIC RESOURCES INC.
PRO FORMA STATEMENT OF OPERATIONS
DECEMBER 31, 2001

                                                        For the Year    Adjustments for     Pro Forma For the
                                                       Ended December   Purchase & Sale        Year Ended
                                                          31, 2001         Agreement        December 31, 2001
                                                       --------------   ---------------     -----------------
                                                                                                (Unaudited)
Revenue:
         Oil and gas sales ............................   $ 2,390,580    $ (2,390,580)C    $      --

Operating Costs And Expenses:
         Oil and gas production costs .................       451,044        (451,044)C           --
         General and administrative ...................       719,550                          719,550
         Depreciation, depletion and amortization .....     1,124,648      (1,109,405)C         15,243
         Impairment of oil and gas properties .........     3,875,048      (1,373,918)A      2,501,130
         Loss on sale of assets .......................          --         1,400,000 A      1,400,000
                                                        -------------     -----------     ------------
                  Total operating costs and expenses ..     6,170,290      (1,534,367)       4,635,923
                                                        -------------     -----------     -------------
Income (Loss) From Operations .........................    (3,779,710)       (856,213)      (4,635,923)

Other Income (Expenses):
         Interest and other income ....................        34,131           --              34,131
         Interest expense .............................      (151,010)        151,010 D          --
                                                        -------------     -----------     ------------
Net Income (Loss) .....................................    (3,896,589)       (705,203)      (4,601,792)

Preferred Stock Dividend Charges ......................      (186,568)        186,568 E          --
                                                        -------------     -----------     ------------
Net Income (Loss) Available To Common
Stockholders ..........................................   $(4,083,157)    $  (518,635)    $ (4,601,792)
                                                        =============     ===========     =============
Basic
    Loss per share ....................................         (1.64)                           (0.67)
    Weighted average shares outstanding ...............     2,492,202       4,400,000 F      6,892,202

REPUBLIC RESOURCES INC.
NOTES TO PRO FORMA INFORMATION

A.	To reflect: 1) the sale of substantially all of the Company’s oil and gas properties to Harken; and 2) the exchange of all the Convertible Debentures for the Harken common stock received in the sale plus 1,000,000 shares of Republic common stock. This adjustment assumes the fair value of the Harken Common Stock received in the transaction was approximately $0.92 per share, aggregating $2,445,500. Accordingly, the loss on sale as of December 31, 2001 would be calculated as follows:

          Net carrying value of assets to be sold to Harken as of
                 December 31, 2001                                   $  3,845,500
          Less assumed fair value of Harken Common Stock to be
                 received at closing                                   (2,445,500)
          Assumed loss on sale at December 31, 2001                  $  1,400,000
                                                                       ==========
The pro forma impairment charge of $2,501,130 represents the estimated ceiling limitation taken prior to calculating the loss on sale.

B.	To reflect the exchange of all the outstanding Series C preferred stock, including accrued but unpaid dividends, for 3,400,000 shares of Republic common stock plus the assignment of the Contingent Payment to be received from Harken (no value has been ascribed to the Contingent Payment since it cannot be reasonably estimated at this time).

C.	To eliminate the results of operations of the oil and gas properties held for sale, assuming the sale occurred on January 1, 2001, as well as record the loss associated with the sale based on the carrying value of the properties as of January 1, 2001.

D.	To eliminate the interest and the debt issuance costs associated with the Convertible Debentures, assuming the Convertible Debentures were exchanged on January 1, 2001 as described above.

E.	To reflect the elimination of the preferred stock dividend assuming the exchange described above occurred on January 1, 2001.

F.	To record the additional shares of common stock issuable in connection with the Harken sale, Debenture exchange and Preferred stock exchange described above, as adjusted for the diluted earnings per share calculation.